3.6

                            ARTICLES OF INCORPORATION

                                       OF

                                OHIO KEY II, INC.

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME

         The name of this Corporation shall be: OHIO KEY II, INC.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS

         The principal office and mailing address of the Corporation is 3191 Coral Way, Suite 115-A, Coral Gables, Florida 33145.

                                   ARTICLE III
                     NATURE OF CORPORATE BUSINESS AND POWERS

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

                                       ROXANNE BEILLY FL BAR # 851450
                                       Atlas, Pearlman, Trop & Borkson, P.A.
                                       200 East Las Olas Boulevard, Suite 1900
                                       Fort Lauderdale, Florida 33301
                                       (954) 763-1200


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                                   ARTICLE IV
                                  CAPITAL STOCK

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 1,000 shares of common stock, par value $.001 per share.

                                    ARTICLE V
                                TERM OF EXISTENCE

         This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                         South Florida Registered Agents
                      200 E Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301

                                   ARTICLE VII
                               BOARD OF DIRECTORS

         This Corporation shall have one (1) Director initially.

                                  ARTICLE VIII
                                INITIAL DIRECTOR

         The name and address of the initial Director of this Corporation is:

                               C. John Knorr, Jr.
                                Route 1, Box 790
                          Big Pine Key, Florida 33043.


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         The person named as initial Director shall hold office for the first three years of existence of this Corporation pursuant to the terms of this Corporations By-Laws, or until his or her successor is elected or appointed and has qualified, whichever occurs first.

                                   ARTICLE IX
                                  INCORPORATOR

         The name and address of the person signing these Articles of Incorporation as the Incorporator is C. John Knorr, Jr., Route 1, Box 790, Big Pine Key, Florida 33043.

                                    ARTICLE X
                                 INDEMNIFICATION

         This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                   ARTICLE XI
                             AFFILIATED TRANSACTIONS

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the
foregoing Articles of Incorporation on the       day of December, 1996.


                                            /s/ C. John Knorr, Jr.
                                            -----------------------------------
                                            C. John Knorr, Jr., Incorporator


                                        3

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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS

         OHIO KEY II, INC., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 3191 Coral Way, Suite 115-A, Coral Gables, Florida 33145, has named South Florida Registered Agents, Inc. whose address is c/o 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301 as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.

                                          SOUTH FLORIDA REGISTERED AGENTS, INC.
                                          a Florida corporation


                                          By: /s/ Beverly F. Bryan
                                              ---------------------------------
                                              Beverly F. Bryan, President


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